EXHIBIT 23.1

SEALE AND BEERS, CPAS
PCAOB & CPAB REGISTERED AUDITORS
--------------------------------
www.sealebeers.com


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We consent to the use, in the registration statement on Form S-1/A amendment No. 2, of mBeach Software, Inc., of our report dated September 14, 2009 on our audit of the financial statements of mBeach Software, Inc. as of April 30, 2009, and the related statements of operations, stockholders' equity and cash flows for the period from inception April 24, 2009 through April 30, 2009, and the reference to us under the caption "Experts."


/S/ SEALE AND BEERS, CPAS

Seale and Beers, CPAs
Las Vegas, Nevada
September 17, 2009


             SEALE AND BEERS, CPAS PCAOB & CPAB REGISTERED AUDITORS
                6490 WEST DESERT INN RD, LAS VEGAS, NEVADA 89146
                       (702) 253-7492 FAX: (702) 253-7501
             ======================================================